For the period ending: 3/31/2012
Series: 5

72EE)     Total capital gains for which record date passed during the period
              Investor Class          1,589
              Advisor Class              68

For the period ending: 3/31/2012
Series: 6

72EE)     Total capital gains for which record date passed during the period
              Investor Class            116
              Advisor Class               5

For the period ending: 3/31/2012
Series: 7

72EE)     Total capital gains for which record date passed during the period
              Investor Class            929
              Advisor Class              38